EXHIBIT 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, Joseph P. Hannan, certify that:

1.	I have reviewed this report on Form 10-Q for the period ended September 30, 2017 of Social Reality, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: February 7, 2018	/s/ Joseph P. Hannan Joseph P. Hannan, Chief Financial Officer, principal financial and accounting officer